EXHIBITS TO BE FILED BY EDGAR

 Exhibits


      A-5(a)    -   Amended and  Restated  Limited  Partnership  Agreement  of
                    Penelec Capital, dated June 9, 1999.

      A-6(a)    -   Action Creating Series A Preferred Securities,  dated June
                    9, 1999.

      A-6(b)    -   Preferred  Security  Certificate,  dated  June 16,  1999,
                    representing 4,000,000 Series A Preferred Securities.

      A-9(a)    -   Amended and Restated  Trust  Agreement of Penelec  Capital
                    Trust, dated June 9, 1999.

      A-10(a)   -   Trust  Securities  Certificate,   dated  June  16,  1999,
                    representing 4,000,000 Trust Preferred Securities.

      A-11(a)   -   Indenture,  dated as of June 1, 1999,  between Penelec and
                    United States Trust Company of New York, as
                    Trustee.

      A-12(a)   -   7.34% Subordinated Debenture, Series A due 2039.

      B-1(a)    -   Payment and  Guarantee  Agreement of Penelec,  dated as of
                    June 16, 1999.